Exhibit 8.1

List of subsidiary companies At 31 December 2002

The principal operating subsidiary companies of the Rio Tinto Group are listed in Note 31 to the 2002 Financial statements. The principal intermediate holding companies and group finance companies are as follows:

Company and country of incorporation	Principal activities	Class of shares held	Proportion of class held	Group interest
			%	%
Australia
Australian Coal Holdings Pty. Limited	Holding company	’A’ Class Ordinary shares	100	100
		Ordinary shares	100	100
Capricorn Diamonds Limited	Holding company	Class A shares	100	100
		Class B shares	100	100
Comalco Aluminium Limited	Holding company	Ordinary shares	100	100
Hamersley Holdings Limited	Holding company	Ordinary shares	100	100
North IOC Holdings Pty. Limited	Holding company	Ordinary shares	100	100
North Limited	Holding company	Ordinary shares	100	100
Pacific Aluminium Pty. Limited	Holding company	Ordinary shares	100	100
Rio Tinto (Commercial Paper) Limited	Finance company	Ordinary shares	100	100
Rio Tinto Finance Limited	Finance company	Ordinary shares	100	100
Rio Tinto Finance (USA) Limited	Finance company	Ordinary shares	100	100
Tinto Holdings Australia Pty. Limited	Holding company	Ordinary shares	100	100
		A Class shares	100	100

Bermuda
North IOC (Bermuda) Holdings Limited	Holding company	Ordinary shares of US$1 each	100	100
North IOC (Bermuda) Limited	Holding company	Ordinary shares of US$1 each	100	100

Canada
Rio Tinto Canada Inc	Holding company	Class B shares no par value	100	100
		Class C shares no par value	100	100
		Class D shares no par value	100	100
Netherlands
Rio Tinto Eastern Investments BV	Holding company	Shares of NGL 1,000 each	100	100
Rio Tinto Holdings BV	Holding company	Shares of NGL 1,000 each	100	100

United Kingdom
Rio Tinto Aluminium Holdings Limited	Holding company	Ordinary shares of £1 each	100	100
Rio Tinto Australian Holdings Limited	Holding company	Ordinary shares of £1 each	100	100
Rio Tinto Escondida Investments Limited	Holding company	Ordinary shares of £1 each	100	100
Rio Tinto European Holdings Limited	Holding company	Ordinary shares of £1 each	100	100
Rio Tinto Finance plc	Finance company	Ordinary shares of £1 each	100	100
		Ordinary shares of US$1 each	100	100
Rio Tinto Indonesia Limited	Holding company	Ordinary shares of £1 each	100	100
Rio Tinto International Holdings Limited	Holding company	Ordinary shares of £1 each	100	100
Rio Tinto Investments Limited	Holding company	Ordinary shares of £1 each	100	100
Rio Tinto Metals Limited	Holding company	Ordinary shares of £1 each	100	100
Rio Tinto Minerals Development Limited	Holding company	Ordinary shares of 25p each	100	100
Rio Tinto Overseas Holdings Limited	Holding company	Ordinary shares of £1 each	100	100
Rio Tinto Pacific Holdings Limited	Holding company	Ordinary shares of £1 each	100	100
Rio Tinto Two Limited	Holding company	Ordinary shares of £1 each	100	100
Rio Tinto Western Holdings Limited	Holding company	Ordinary shares of £1 each	100	100
Tinto Channel Islands Limited	Holding company	Ordinary shares of US$1 each	100	100
Tinto Holdings Jersey Limited	Holding company	Ordinary shares of US$1 each	100	100
Tinto Jersey Limited	Holding company	Ordinary shares of US$1 each	100	100

United States of America
Kennecott Holdings Corporation	Holding company	Common shares of US$ 0.1	100	100
Kennecott Minerals Holding Company	Holding company	Common shares of US$ 0.1	100	100
Kennecott Utah Copper Corporation	Holding company	Common shares of US$ 0.1	100	100
Rio Tinto America Holdings Inc	Holding company	Common shares of US$ 0.1	100	100
Rio Tinto America Inc	Holding company	Common shares of US$ 100	100	100